As filed with the Securities and Exchange Commission on February 13, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

XERIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-3352427
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

180 N. LaSalle Street, Suite 1810

Chicago, Illinois 60601

(844) 445-5704

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Edick

President and Chief Executive Officer

180 N. LaSalle Street, Suite 1810

Chicago, Illinois 60601

(844) 445-5704

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph C. Theis, Jr., Esq.	Barry Deutsch	Brian Johnson, Esq.
Mitchell S. Bloom, Esq.	Xeris Pharmaceuticals, Inc.	Lisa Firenze, Esq.
Goodwin Procter LLP	180 N. LaSalle Street, Suite 1810	Wilmer Cutler Pickering Hale and
100 Northern Avenue	Chicago, Illinois 60601	Dorr LLP
(617) 570-1000	(844) 445-5704	7 World Trade Center
250 Greenwich Street
New York, New York 10007
(212) 230-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-229600

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☒

Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common stock, $0.0001 par value per share	1,012,000	$10.00	$10,120,000	$1,226.54

(1)

Represents only the additional number of shares being registered and includes 132,000 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-229600).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $84,525,000 on a Registration Statement on Form S-1 (File No. 333-229600), which was declared effective by the Securities and Exchange Commission on February 13, 2019. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $10,120,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-229600) filed by Xeris Pharmaceuticals, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on February 13, 2019, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of KPMG LLP

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-229600), originally filed with the Securities and Exchange Commission on February 11, 2019 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois on February 13, 2019.

XERIS PHARMACEUTICALS, INC.

By:	/s/ Paul Edick
Name: Paul Edick
Title: President, Chief Executive Officer and
Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Edick Paul Edick	President, Chief Executive Officer and Chairman	February 13, 2019

/s/ Barry Deutsch Barry Deutsch	Chief Financial Officer	February 13, 2019

* BJ Bormann	Director	February 13, 2019

* Dawn Halkuff	Director	February 13, 2019

* Marla Persky	Director	February 13, 2019

* Jonathan Rigby	Director	February 13, 2019

* John Schmid	Director	February 13, 2019

* Jeffrey Sherman	Director	February 13, 2019

*	Pursuant to Power of Attorney

By:	/s/ Paul Edick
Paul Edick
Attorney-In-Fact